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OWOSSO CORPORATION
EXHIBIT 11
COMPUTATION OF PER SHARE EARNINGS
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
                                                              Three Months Ended              Nine Months Ended
                                                        ----------------------------     ---------------------------
                                                           July 26,        July 27,        July 26,        July 27,
                                                             1998            1997            1998            1997
BASIC:

Net income (loss) available for common stockholders     $  (606,000)     $   672,000     $   805,000     $   915,000
                                                        ===========      ===========     ===========     ===========
Weighted average number of
          common shares outstanding                       5,815,000        5,809,000       5,812,000       5,809,000
                                                        ===========      ===========     ===========     ===========

Basic earnings per common share                         $     (0.10)     $      0.12     $      0.14     $      0.16
                                                        ===========      ===========     ===========     ===========

DILUTED:

Net income available for common stockholders            $  (606,000)     $   672,000     $   805,000     $   915,000
                                                        ===========      ===========     ===========     ===========
Weighted average number of
          common shares outstanding                       5,815,000        5,809,000       5,812,000       5,809,000

Dilutive effect of stock options                                 --           21,000          20,000          17,000
                                                        -----------      -----------     -----------     -----------

Weighted average number of shares outstanding             5,815,000        5,830,000       5,832,000       5,826,000
                                                        ===========      ===========     ===========     ===========

Diluted earnings per common share                       $     (0.10)     $      0.12     $      0.14     $      0.16
                                                        ===========      ===========     ===========     ===========
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